UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 17, 2025

Kirkland's, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	000-49885	62-1287151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5310 Maryland Way, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	615-872-4800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KIRK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On June 17, 2025, Kirkland’s, Inc. (“the Company”) issued a press release reporting its results of operations for the first fiscal quarter ended May 3, 2025 (the “Press Release”).

A copy of the Press Release is attached hereto as Exhibit 99.1, and is being furnished, not filed, under Item 2.02 of this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointments

On June 17, 2025, the Company’s Board of Directors (the “Board”) appointed Eric Schwartzman, Neely Tamminga, Tamara Ward and Steve Woodward (collectively, the “New Directors”) to the Board, effective June 24, 2025. Ms. Ward and Mr. Woodward were nominated by Beyond, Inc. (“Beyond”) in accordance with the terms of the Amended and Restated Investor Rights Agreement, dated May 7, 2025, filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on May 12, 2025.

Mr. Schwartzman serves as Senior Vice President and Chief Financial Officer of Now Optics, d/b/a Stanton Optical, a technology enabled, omni-channel eye care retailer with over 300 locations, having held such position since 2023. Prior to that time, Mr. Schwartzman served from 2021 to 2023 as the Chief Financial Officer of The Paper Store, a multi-location, omni-channel gift retailer; and from 2012 to 2020 was Vice President, Strategy, Finance & Supply Chain Performance Management of Bed, Bath & Beyond Inc., having held various positions within Bed, Bath & Beyond, Inc. beginning in 2003. Mr. Schwartzman earned his Bachelor of Science in Business Administration a Master of Business Administration from Washington University, St. Louis in 1993 and 1994, respectively. Mr. Schwartzman has held various management and finance related positions with numerous retail businesses for over thirty years providing the extensive knowledge and experience of finance and accounting matters applicable to omni-channel retail businesses. Mr. Schwartzman will serve on the Board’s audit committee and governance and nominating committee.

Ms. Tamminga is the Co-Founder and CEO of Distill, a privately-owned management advisory firm focused on helping its business clients understand the consumer economy, a position she has held since 2017. Prior to launching Distill, Ms. Tamminga worked for more than twenty years for two Wall Street firms including Piper Jaffray & Co. (now Piper Sandler) and A.G. Edwards & Sons, Inc. covering the consumer sector where she advised institutional and private equity investors in their investment decisions. During Ms. Tamminga’s tenure at Piper Jaffray & Co. from 2002 through 2017, she served as the Managing Director, Senior Research Analyst, and Head of the Consumer Equity Research group. For the past five years, Ms. Tamminga has served as Assistant Professor and Director of the School of Business & Leadership at North Central University in Minneapolis teaching undergraduate and graduate-level courses in finance, economics, and leadership. Ms. Tamminga earned her Bachelor of Arts in Economics from Calvin College in 1996, and a Master of Business Administration from St. Louis University, in 2000. Ms. Tamminga will serve on the Board’s audit committee and compensation committee.

Ms. Ward is a Principal at Ward Solutions, LLC, a private business consulting firm, since 2024.  She was previously a Senior Advisor from 2023 to 2024 at Camping World Holdings, Inc., a publicly traded company and the world’s largest retailer of RVs and related products and services.  She also served as a Senior Marketing Strategy Consultant at Beyond in 2024.  From 1989 until 2022, she held various positions within Camping World Holdings, Inc., including Chief Marketing Officer from 2011 to 2017, Executive Vice President of Corporate Development from 2017 to 2019, and Chief Operating Officer from 2019 to 2022.  Ms. Ward earned a Bachelor of Science in Marketing from Western Kentucky University in 1990. Ms. Ward will serve on the Board’s audit committee, compensation committee and governance and nominating committee.

Mr. Woodward was previously Chief Executive Officer and a member of the Board of Directors of the Company from 2018 until 2023. From 2015 until 2018, Mr. Woodward served as the President and Chief Merchandising Officer of the global home furnishings retailer Crate and Barrel, where he was responsible for all aspects of merchandising for the global omni-channel home furnishings retailer. From 2007 to 2015, Mr. Woodward was Senior Vice President of Licensed Watches and Jewelry for Fossil, where he was head of the Michael Kors watch and jewelry business. Before joining Fossil, Mr. Woodward held several key executive roles in the home furnishings industry, including Executive Vice President and General Merchandise Manager of The Bombay Company, Chief Executive Officer of Illuminations and Vice President of Pier 1 Imports.

The Company is not aware of any related party transactions or relationships between the New Directors and the Company that would require disclosure under Item 404(a) of Regulation S-K. With the exception of Ms. Ward and Mr. Woodward, the New Directors were not appointed as directors based on any arrangement or understanding between the New Directors and any other persons. Given that Mr. Woodward previously served as the Company’s Chief Executive Officer as recently as May 2023, the Board has determined that he is not independent in accordance with the director independence standards established under the Company’s Corporate Governance Guidelines, which are intended to comply with the Nasdaq Stock Market LLC’s corporate governance rules, and all other applicable laws, rules and regulations. The New Directors will be compensated in accordance with the Company’s standard compensation policies and practices for the Board.

On June 17, 2025, the Company issued a press release announcing the appointment of the New Directors, a copy of which is attached hereto as Exhibit 99.2, and is incorporated by reference herein.

Director Resignations

On June 12, 2025, (i) Susan Lanigan informed the Company of her decision to resign from the Board, effectively immediately and (ii) the Board approved a decrease in the size of the Board from six to five members. Ms. Lanigan’s decision to resign from the Board was not the result of any disagreement with the Company.

On June 17, 2025, Ann Joyce, Charlie Pleas III, Chris Shimojima and Jill Soltau (collectively, the “Former Directors”) informed the Company of their intention to resign from the Board, effective as of June 24, 2025. The Former Directors’ decision to resign from the Board was not the result of any disagreement with the Company.

Item 8.01 Other Information.

On June 17, 2025, the Company issued a press release announcing its plans to change the Company’s corporate name from “Kirkland’s, Inc.” to “The Brand House Collective, Inc.” pending shareholder approval at the Company’s upcoming Annual Meeting of Shareholders on July 24, 2025. In conjunction with its corporate name change, the Company will change its ticker symbol on the Nasdaq Global Select Market from “KIRK” to “TBHC”. Once effective, the “KIRK” trading symbol will no longer be active. No action is needed from the Company’s current shareholders relative to the ticker symbol change.

A copy of the press release is attached hereto as Exhibit 99.2, and is being furnished, not filed, under Item 8.01 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated June 17, 2025 announcing the Company’s first fiscal quarter financial results.

99.2	Press Release dated June 17, 2025 announcing the Company’s plans to rebrand Kirkland’s, Inc. to The Brand House Collective, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kirkland's, Inc.

June 17, 2025	By:	/s/ W. Michael Madden
Name: W. Michael Madden
Title: Executive Vice President and Chief Financial Officer